MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights -
As Reported (1)
(Dollars in millions)
Unaudited
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
                            1999                        1998
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

                         Q2     Q1         YTD      Q4      Q3      Q2     Q1
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Video Revenues
   Basic cable         $ 446  $ 439      $ 1,673   $ 420   $ 421   $ 420  $ 412
   Premium                82     82          322      82      81      80     79
   Pay-per-view           15     22           52      12      16      11     13
   Advertising            51     42          157      49      37      40     31
   Equipment & instal.    46     46          176      46      46      44     40
   Other                   1      1            3       2       -       1      -
                        ----- -----      -------   -----   -----   -----  -----
Total Video Revenues     641    632        2,383     611     601     596    575

Primestar                  -      -           34       -       -       -     34
Telephone and
   High Speed Data        24     22           50      16      13      11     10
                        ----- -----      -------   -----   -----   -----  -----
Total Broadband Revenue$ 665  $ 654      $ 2,467   $ 627   $ 614   $ 607  $ 619
                        ===== =====      =======   =====   =====   =====  =====


Operating Cash Flow (2)
   Video (excluding
     Y2K costs)        $ 264  $ 267     $ 1,008    $ 260   $ 248   $ 254  $ 246
   Primestar               -      -           4        -       -       -      4
   New Products          (11)   (19)        (58)     (19)    (15)    (14)   (10)
   Year 2000 costs        (5)    (7)        (13)      (6)     (6)     (1)     -
                        -----  -----     -------    -----   -----   -----  -----
Total Operating
   Cash Flow           $ 248  $ 241     $   941    $ 235   $ 227   $ 239  $ 240
                        ===== =====     =======    =====    =====   =====  =====


Capital Expenditures   $ 494  $ 394     $ 1,618    $ 554   $ 426   $ 367  $ 271
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(1)Previously reported numbers have been reclassified for new reporting format.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives
   (e.g. systems improvements, call center consolidations, etc.)
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